EXHIBIT 99.1

Virgin Media Announces Closing of £1.5 Billion Equivalent of Senior Secured Notes Due 2018

LONDON, January 19, 2010 — Virgin Media Inc. (NASDAQ:VMED) (LSE:VMED), a leading UK entertainment and communications business, today announced the closing of the offering of approximately £1.5 billion equivalent aggregate principal amount of senior secured notes due 2018, split into a $1.0 billion U.S. dollar denominated tranche and a £875 million sterling denominated tranche of its wholly-owned subsidiary Virgin Media Secured Finance PLC in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The notes rank pari passu with Virgin Media’s senior credit facility and, subject to certain exceptions, share in the same guarantees and security which has been granted in favour of its senior credit facility.

The dollar denominated notes bear interest at a rate of 6.50% per annum and the sterling denominated notes bear interest at a rate of 7.00% per annum. Interest on each series of notes will be payable in cash semi-annually in arrears beginning on June 15, 2010. Each series of notes will mature on January 15, 2018.

The issue price of the dollar denominated notes is 98.488% of the principal amount and the issue price of the sterling denominated notes is 98.503% of the principal amount. The net proceeds from the offering, taking into account fees, expenses and a deferred fee, are estimated to be approximately £1,453 million, based on a $/£ exchange rate of $1.5993 on January 8, 2010. Virgin Media intends to use these net proceeds to prepay a portion of the outstanding loans under its senior credit facility.

For further information contact:

Virgin Media Investor Relations

Richard Williams: +44 (0) 20 7299 5479 / richard.williams@virginmedia.co.uk

Sam Horrocks: +44 (0) 20 7299 5353 / sam.horrocks@virginmedia.co.uk

Media contacts

At Virgin Media, Gareth Mead: +44 (0) 20 7299 5703 / gareth.mead@virginmedia.co.uk

At Tavistock Communications, Matt Ridsdale: +44 (0) 20 7920 3150 / mridsdale@tavistock.co.uk

Important Information

This announcement is neither an offer to sell nor a solicitation to buy any of the securities described herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act. Unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Virgin Media cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Virgin Media’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail under “Risk Factors” and elsewhere in Virgin Media’s annual report on Form 10-K as filed with the SEC on February 26, 2009, and revised by its current report on Form 8-K as filed with the SEC on May 27, 2009, and its quarterly reports on Form 10-Q as filed with the SEC on May 6, 2009, August 7, 2009 and October 29, 2009. There can be no assurance that the transactions contemplated in this announcement will be completed. Virgin Media assumes no obligation to update any forward-looking statement included in this announcement to reflect events or circumstances arising after the date on which it was made.